Exhibit 10.5

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”) made as of November 1, 2006 by and between Sam White (“Employee”) and DHB Industries Inc., a Delaware corporation (together with all divisions, subsidiaries and groups, the “Company”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1. Term. The Company agrees to employ Employee, and Employee agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on November 1, 2006 (the “Effective Date”) and terminating on the third anniversary of the Effective Date (the “Employment Period”), unless earlier terminated as provided in Section 7. Further, the Company shall have the option of extending this Agreement for two successive one year terms, upon the terms contained herein. Company shall provide Employee with notice of its intention to exercise the aforementioned option 30 days prior to the expiration of the preceding term.

2. Employment Duties.

2.1 Title. During the Employment Period, Employee shall be employed in the business of the Company. Employee shall serve as Executive Vice President – Global Sales, Marketing and R&D. Employee shall devote substantially all of his working time and efforts to the performance of his duties under this Agreement.

2.2 Location. In performing his duties hereunder, Employee shall be available for reasonable travel, as the needs of the business of the Company may require.

2.3 Reporting. Employee shall report to the Chief Operating Officer (COO) of the Company, or such other person(s) as the Chief Executive Officer of the Company shall direct from time to time.

3. Compensation/Benefits. In consideration of Employee’s services hereunder, the Company shall provide Employee the following:

3.1 Base Salary. During the Employment Period, the Employee shall receive an annual rate of base salary (“Base Salary”) not less than $250,000, which the Company shall pay at semi-monthly intervals.

3.2 Bonuses. Commencing at the close of each fiscal year of the Company during the Employment Period, the Company shall review the performance of the Company and of Employee during the prior fiscal year, and the Company may provide Employee with additional compensation as a bonus, if so determined under any approved performance or other bonus plan then in effect.

3.3 Equity Compensation. To induce Employee to enter into this Agreement, Employee shall be granted by the Company a warrant or option to purchase shares of common stock of the Company, pursuant to a separate award agreement.

3.4 Vacations. Employee shall be entitled to 15 days of paid vacation in each year during the Employment Period (in addition to Federal holidays observed by the Company). Unused vacation shall not be carried over to any subsequent year.

3.5 Other Benefits. The Company shall provide to Employee such other benefits, including the right to participate in medical and other benefit plans, as are made generally available to employees of the Company from time to time.

4. Expenses. The Company shall reimburse Employee for the reasonable business expenses incurred by Employee in the course of performing his duties for the Company, upon submission (and approval) of invoices, vouchers or other appropriate documentation, in accordance with the policies in effect from time to time.

5. Covenants and Confidential Information.

5.1 Restrictive Covenants. Employee acknowledges the Company’s reliance on and expectation of Employee’s continued commitment to performance of his duties and responsibilities during the Employment Period. In light of such reliance and expectation on the part of the Company, during the applicable period hereafter specified in Section 5.2, Employee shall not, directly or indirectly, do or suffer either of the following:

(a)(1) own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, agent, representative, consultant, independent contractor or otherwise with, any other corporation, partnership, proprietorship, firm, association or other business entity engaged in the business of, or otherwise engage in the business of, manufacturing, selling or distributing body armor or body armor related products within the United States in direct or indirect competition with the Company or any of its affiliates;

(2) solicit any business or contracts from any customers of the Company or its affiliates, any past customers of the Company or its affiliates, or any prospective customers of the Company or its affiliates (i.e., potential customers from which the Company or its affiliates has solicited business at any time during the twelve (12) month period preceding the expiration or termination of the Employment Period), except as necessitated by Employee’s position with the Company and then only in furtherance of the business interests of the Company or its affiliates;

(3) induce or attempt to induce any such customer to alter its business relationship with the Company or its affiliates except as necessitated by Employee’s position with the Company and then only in furtherance of the business interests of the Company or its affiliates;

(4) solicit or induce or attempt to solicit or induce any employee of the Company or its affiliates to leave the employ of the Company or any of its affiliates for any reason whatsoever or hire any employee or any person who was an employee of the Company or its affiliates within the twelve (12) month period prior to such hiring; or

(5) directly or indirectly, engage in any conduct or make any statement, whether in commercial or noncommercial speech, disparaging or criticizing in any way the Company or any of its affiliates, or any products or services offered by any of them, nor shall Employee engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of any of the Company or any if its affiliates, the reputation of any products or services of the Company or any of its affiliates or the marketing of such products or services.

(b) disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, other than in accordance with Employee’s duties hereunder, any confidential or proprietary information relating to the Company’s or any of its affiliates’ businesses, prospects, finances, operations or properties or other trade secrets of the Company or any of its affiliates, it being acknowledged by Employee that all such information regarding the business of the Company or any of its affiliates compiled or obtained by, or furnished to, Employee while Employee shall have been employed by or associated with the Company is confidential and/or proprietary information and the Company’s exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information: (A) is clearly obtainable in the public domain; (B) becomes obtainable in the public domain, except by reason of the breach by Employee of the terms hereof or by another person barred by a similar duty of confidentiality; or (C) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

5.2 Applicable Periods. The applicable periods shall be:

(a) so long as Employee is an employee of the Company; and

(b) for a period of twelve (12) months after termination of employment or the expiration of the Employment Period.

5.3 Injunctive Relief. Employee agrees and understands that the remedy at law for any breach by his of this Section 5 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 5 shall be deemed to limit the Company’s remedies at law or in equity for any breach by Employee of any of the provisions of this Section 5 which may be pursued or availed of by the Company.

5.4 Acknowledgment by Employee. Employee has carefully considered the nature and extent of the restrictions upon his and the rights and remedies conferred upon the Company under this Section 5, and hereby acknowledges and agrees that the same are reasonable in time and territory, do not stifle the inherent skill and experience of Employee, would not operate as a bar to Employee’s sole means of support, are fully required to protect the legitimate interests of the Company, and do not confer a benefit upon the Company disproportionate to the detriment of Employee.

6. Proprietary Rights.

6.1 Copyrights. At all times during the Employment Period, all right, title and interest in all copyrightable material which Employee shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are by this Agreement assigned to the Company along with ownership of any and all copyrights in the copyrightable material. At all times during the Employment Period, Employee agrees to execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries, and the Company agrees to pay expenses associated with such copyright registration. Works of authorship created by Employee for the Company in performing his responsibilities under this Agreement shall be considered “works made for hire” as defined in the U.S. Copyright Act. In addition, Employee hereby assignees to the Company all proprietary rights, including but not limited to, all patents, copyrights, trade secrets and trademarks Employee might otherwise have, by operation of law or otherwise, in all inventions, discoveries, works, ideas, information, knowledge and data related to Employee’s access to confidential information of the Company during the Employment Period.

6.2 Know-How and Trade Secret. All know-how and trade secret information conceived or originated by Employee which arises out of the performance of his obligations or responsibilities under this Agreement during the Employment Period or otherwise shall be the property of the Company, and all rights therein are by this Agreement assigned to the Company.

6.3 Joint Ventures, etc. If, during the Employment Period, Employee is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as formally approved by the Board of Directors of the Parent, Employee shall not be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith other than the compensation to be paid to Employee as provided in this Agreement.

6.4 Return of Materials. Upon termination of the Employment Period, Employee shall deliver promptly to the Company all records, manuals, books, documents, letters, memoranda, notes, notebooks, reports, data, tables, calculations, customer and prospective customer lists, and copies of all of the foregoing, which are the property of the Company, and all other property, trade secrets and confidential information of the Company, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company, which in any of these cases are in his possession or under his control.

7. Termination.

7.1 At-Will Employment. Employee’s employment hereunder is “at will” and may be terminated at any time, with or without cause, at the option of the Company, subject only to the obligations under Section 7.2 below. Additionally, this Agreement may be terminated by Employee by delivering written notice to the Company in the manner specified below. Simultaneous with any termination or resignation hereunder, the Employment Period shall expire. For purposes of this Agreement, “cause” shall mean the Employee (i) engaging in fraudulent conduct, as determined by the Company, after due inquiry; (ii) being convicted of a felony criminal offense or comparable level of crime in a jurisdiction that uses a different nomenclature; (iii) breaching any material term of this Agreement; and (iv) engaging in misconduct, whether or not performance related, as defined in Company employment policies from time to time.

7.2 Rights Upon Termination; Payment of Benefits Earned Through Date of Termination. Upon any termination of Employee’s employment during the Employment Period, Employee shall in all events be paid all accrued but unpaid Base Salary plus compensation reflecting earned but unused vacation earned through the Date of Termination (as defined below). Employee shall also retain all such rights with respect to vested equity-based awards as are provided under the circumstances under the applicable grant or award agreement, and shall be entitled to other benefits which are provided under the circumstances in accordance with the provisions of the Company’s generally applicable employee benefit plans, practices and policies and Employee shall have no further entitlements with respect thereto. Further, if this Agreement is terminated by the Company, other than for cause or as a result of Employee’s death, Employee shall be entitled to a sum equivalent to [six (6)] months salary, which amount shall be payable in twelve equal monthly installments, beginning not later than the 15th day of the month immediately following the month in which the Date of Termination occurs.

7.3 Notice of Termination. Notice of termination of this Agreement or of any termination of Employee’s employment (other than by reason of death) shall be communicated by written notice (a “Notice of Termination”) from one party to the other in accordance with this Section 7 and Section 8. “Date of Termination,” with respect to any termination of Employee’s employment during the Employment Period, shall mean the effective date of termination specified in the Notice of Termination.

8. Notice. Any notice required or permitted hereunder shall be in writing and shall be deemed sufficient when given by hand or by nationally recognized overnight courier or by express, registered or certified mail, postage prepaid, return receipt requested, and addressed, if to the Company at 2102 S.W. 2nd Street, Pompano Beach, FL 33069 Attn: General Counsel, and if to Employee at the address most recently set forth in the Company’s personnel records (or to such other address as may be provided by notice from the Employee to the Company). Notice shall be effective three (3) days after it is delivered to any courier, or immediately if delivered in hand.

9. Miscellaneous. This Agreement constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements, term sheets or understandings. This Agreement may not be assigned by Employee, and may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company’s successors and assigns. As used in this Agreement, “Company” shall mean the Company as defined herein and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

10. Amendment. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Employee or an authorized officer of the Company, as the case may be.

11. Severability. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Resolution of Disputes; Enforcement. Any controversy or claim seeking equitable relief pursuant to this Agreement, all controversies and claims arising under or in connection with this Agreement or relating to the interpretation, breach or enforcement hereof and all other disputes between the parties in connection with the employment of the Employee shall be heard in the courts of the State of Florida, County of Broward (“Court”) which shall have exclusive jurisdiction of any and all such disputes and which shall apply the law specified in Section 17 below. Each party shall pay the cost of his or its own legal fees and expenses incurred in connection with any such litigation. No party to any such litigation shall be liable to the other for multiple, punitive, exemplary or consequential damages. All parties consent to the jurisdiction of the Court, and agree inter alia that service may be had pursuant to the provisions of any “long-arm statute” so-called applicable to proceedings pending within such Court.

13. Survivorship. The provisions of Sections 5 and 6 of this Agreement shall survive Employee’s termination of employment. Other provisions of this Agreement shall survive any termination of Employee’s employment to the extent necessary to the intended preservation of each party’s respective rights and obligations.

14. Withholding. All amounts required to be paid by the Company shall be subject to reduction in order to comply with applicable federal, state and local tax withholding requirements.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

16. Definition of Terms. The term “affiliate,” when used in this Agreement with respect to any person, means any other person that, directly or indirectly, controls, is controlled by or is under common control with the first person. The term “person,” when used in this Agreement, means any natural person or entity with legal status.

17. Governing Law. This Agreement shall be construed and regulated in all respects under the internal laws of the State of Florida, without regard to principles of conflict of laws of such state.

18. Captions. All captions are provided for convenience, do not form a part of this Agreement, and are not admissible for purposes of construction.

IN WITNESS WHEREOF, this Agreement is entered into as of the date first written above.

DHB INDUSTRIES INC.

By:
Larry Ellis, President and CEO

Sam White

7